UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2009

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Rights Agreement

The Rights Agreement, dated as of June 5, 2001, by and between FMC Technologies, Inc. and National City Bank, as Rights Agent, has been amended effective September 8, 2009 to increase the threshold that triggers shareholder rights under the Agreement from 15% to 20% for Qualified Institutional Investors. “Qualified Institutional Investor” is defined as a person described in Rule 13d-1(b)(1) under the Exchange Act of 1934 and eligible to report (and, if such person is the beneficial owner of greater than 5% of the common shares of the Company, does in fact report) beneficial ownership of common shares of the Company on Schedule 13G and such person (i) is not required to use Schedule 13D to report its beneficial ownership of common shares of the Company and (ii) is the beneficial owner of less than 20% of the common shares of the Company then outstanding, including the holdings of all such person’s affiliates and associates. The amendment is filed as Exhibit 4.1 under Item 901(d) of this report.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 is incorporated in this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amendment to Rights Agreement, dated as of September 8, 2009 between FMC Technologies, Inc. and National City Bank, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

By:	/s/ William H. Schumann, III
William H. Schumann, III Executive Vice President and Chief Financial Officer

Dated: September 11, 2009